A special meeting of the trust's shareholders was held on May 15, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	10,406,579,525.73	89.430
Against	432,470,057.80	3.715
Abstain	581,492,623.23	4.998
Broker Non-Votes	216,036,849.71	1.857
TOTAL	11,636,579,056.47	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	10,136,557,826.73	87.109
Against	703,141,418.42	6.043
Abstain	580,842,961.61	4.991
Broker Non-Votes	216,036,849.71	1.857
TOTAL	11,636,579,056.47	100.000
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	11,238,210,583.53	96.577
Withheld	398,368,472.94	3.423
TOTAL	11,636,579,056.47	100.000
Ralph F. Cox
Affirmative	11,224,810,471.86	96.461
Withheld	411,768,584.61	3.539
TOTAL	11,636,579,056.47	100.000
	# of Votes Cast	% of Votes Cast
Phyllis Burke Davis
Affirmative	11,217,187,587.41	96.396
Withheld	419,391,469.06	3.604
TOTAL	11,636,579,056.47	100.000
Robert M. Gates
Affirmative	11,230,947,057.33	96.514
Withheld	405,631,999.14	3.486
TOTAL	11,636,579,056.47	100.000
Abigail P. Johnson
Affirmative	11,222,837,319.58	96.444
Withheld	413,741,736.89	3.556
TOTAL	11,636,579,056.47	100.000
Edward C. Johnson 3d
Affirmative	11,224,792,313.73	96.461
Withheld	411,786,742.74	3.539
TOTAL	11,636,579,056.47	100.000
Donald J. Kirk
Affirmative	11,236,579,119.05	96.563
Withheld	399,999,937.42	3.437
TOTAL	11,636,579,056.47	100.000
Marie L. Knowles
Affirmative	11,234,562,171.49	96.545
Withheld	402,016,884.98	3.455
TOTAL	11,636,579,056.47	100.000
Ned C. Lautenbach
Affirmative	11,244,906,242.72	96.634
Withheld	391,672,813.75	3.366
TOTAL	11,636,579,056.47	100.000
Peter S. Lynch
Affirmative	11,244,673,562.38	96.632
Withheld	391,905,494.09	3.368
TOTAL	11,636,579,056.47	100.000
	# of Votes Cast	% of Votes Cast
Marvin L. Mann
Affirmative	11,232,431,298.94	96.527
Withheld	404,147,757.53	3.473
TOTAL	11,636,579,056.47	100.000
William O. McCoy
Affirmative	11,236,316,224.47	96.560
Withheld	400,262,832.00	3.440
TOTAL	11,636,579,056.47	100.000
William S. Stavropoulos
Affirmative	11,218,336,520.87	96.406
Withheld	418,242,535.60	3.594
TOTAL	11,636,579,056.47	100.000

*Denotes trust-wide proposals and voting results.

PROPOSAL 4
To amend each fund's (except Small Cap Retirement) fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Fidelity Intermediate Bond Fund
Affirmative	2,149,226,933.06	86.979
Against	139,319,214.55	5.638
Abstain	152,931,240.27	6.189
Broker Non-Votes	29,507,695.00	1.194
TOTAL	2,470,985,082.88	100.000
Fidelity Large Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	292,446,384.05	86.605
Against	20,802,171.76	6.161
Abstain	18,930,833.63	5.606
Broker Non-Votes	5,497,907.04	1.628
TOTAL	337,677,296.48	100.000
Fidelity Mid-Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	3,005,819,717.31	86.042
Against	207,985,889.32	5.954
Abstain	192,300,903.24	5.504
Broker Non-Votes	87,328,262.00	2.500
TOTAL	3,493,434,771.87	100.000
Fidelity Small Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	725,241,588.40	91.410
Against	31,912,853.09	4.022
Abstain	35,452,895.74	4.469
Broker Non-Votes	785,837.82	0.099
TOTAL	793,393,175.05	100.000
Spartan 500 Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	3,896,222,532.62	86.224
Against	281,098,275.29	6.221
Abstain	248,490,798.94	5.499
Broker Non-Votes	92,917,147.84	2.056
TOTAL	4,518,728,754.69	100.00
PROPOSAL 5
To amend each fund's fundamental investment limitation concerning lending.
Fidelity Intermediate Bond Fund
	# of Votes Cast	% of Votes Cast
Affirmative	2,010,608,971.57	81.369
Against	161,755,204.23	6.546
Abstain	269,113,212.08	10.891
Broker Non-Votes	29,507,695.00	1.194
TOTAL	2,470,985,082.88	100.000
Fidelity Large Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	290,627,994.79	86.067
Against	22,876,842.98	6.775
Abstain	18,674,551.67	5.530
Broker Non-Votes	5,497,907.04	1.628
TOTAL	337,677,296.48	100.000
Fidelity Mid-Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	2,979,281,538.57	85.282
Against	233,022,428.58	6.671
Abstain	193,802,542.72	5.547
Broker Non-Votes	87,328,262.00	2.500
TOTAL	3,493,434,771.87	100.000
Fidelity Small Cap Stock Fund
	# of Votes Cast	% of Votes Cast
Affirmative	719,832,588.77	90.728
Against	37,396,194.51	4.714
Abstain	35,378,553.95	4.459
Broker Non-Votes	785,837.82	0.099
TOTAL	793,393,175.05	100.000
Fidelity Small Cap Retirement Fund
	# of Votes Cast	% of Votes Cast
Affirmative	20,076,640.70	89.788
Against	1,334,962.61	5.971
Abstain	948,372.19	4.241
TOTAL	22,359,975.50	100.00
Spartan 500 Index Fund
	# of Votes Cast	% of Votes Cast
Affirmative	3,861,607,602.77	85.458
Against	315,063,977.13	6.972
Abstain	249,140,026.95	5.514
Broker Non-Votes	92,917,147.84	2.056
TOTAL	4,518,728,754.69	100.00